                                                                   EXHIBIT 10.25


                               SECOND AMENDMENT TO
                          AMENDED EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT To AMENDED EMPLOYMENT AGREEMENT (this "AMENDMENT") is made and entered into as of the 30th day of January, 2003, between DEXTERITY SURGICAL, INC. (the "COMPANY") and RICHARD A. WOODFIELD ("EMPLOYEE").

                                    RECITALS

         A. The Company and Employee entered into the Amended Employment Agreement dated December 15, 1998 (the "ORIGINAL AGREEMENT").

         B. Subsequently, the Company and Employee entered into a First Amendment to Amended Employment Agreement dated January 16, 2000 (the "FIRST AMENDMENT")(the Original Agreement, as amended by the First Amendment, the "AGREEMENT").

         C. The Company and Employee desire to further amend the Agreement to amend the termination provisions of the Agreement on the terms and provisions hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good, fair and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the terms and provisions of the Agreement are amended as follows:

         1. Defined Terms and Related Matters.

         (a) Unless otherwise defined herein, the capitalized terms used herein which are defined in the Agreement shall have the meanings specified therein.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.

         2. Amendments to Article 5. Article 5 of the Agreement shall be amended and restated to read in its entirety as follows:

                                    ARTICLE 5
                                   TERMINATION

                  5.01 Termination With Notice. This Agreement may be terminated by the Company or Employee, without cause, upon thirty (30) days' prior written notice thereof given by one party to the other party. In the event of termination effected by Employee giving notice pursuant to this Section 5.01, the Company shall pay Employee his monthly Base Salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. In the event of termination effected by the Company giving notice pursuant to this Section 5.01, the Company shall pay Employee his monthly Base Salary (subject to standard deductions) under Section 1.01 hereof at the rate in effect as of such termination from the date of such termination through the date which is the latest to occur of the following: (a) the date on which the initial term or the extension term then in effect, as the case may be, expires, (b) the date which is twelve (12) months after the date of the Company's termination of this Agreement pursuant to this Section
         5.01 or (c) the date on which the Non-Competition Period (hereinafter defined) expires. As used herein, the term "Non-Competition Period" shall mean the two-year period after the termination of this Agreement referred to in Section 6.08 PROVIDED, HOWEVER, in the event that the Company shall give notice to Employee pursuant to this Section 5.01 that the Company shall not require Employee to comply with the provisions of Section 608 after a date prior to the expiration of such two-year period after the termination of this Agreement, the "Non-Competition Period" shall mean the period commencing on he date of the termination of this Agreement and ending on the date specified in the Company's notice respecting the shortening or elimination of the period for compliance with Section 6.08, as the case may be. Payment by the Company in accordance with this Section 5.01 shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising our of the termination of this Agreement pursuant to this Section 5.01.

                  5.02 Termination For Cause. This Agreement may be terminated by the Company for "Cause" (hereinafter defined) upon written notice thereof given by the Company to Employee. In the event of termination pursuant to this Section 5.02, the Company shall pay Employee his monthly Base Salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. The term "Cause" shall include only the following, as determined by the Board in its sole judgment: (i) Employee breaches any of the terms of this Agreement; (ii) Employee is convicted of a felony; (iii) Employee fails, after at least one warning, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee engages in sexual harassment involving employees of the Company or on the premises of the Company or with respect to the business of the Company; (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations relating to the business of the Company.

                  5.03 Termination Upon Death or Disability. In the event that Employee dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of his duties hereunder, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever, the Company may, upon notice to Employee, terminate this Agreement. In the event of termination pursuant to this Section 5.03, Employee (or his legal representatives) shall be entitled only to (a) his monthly Base Salary earned pro rata for services actually rendered prior to the date of such termination plus (b) an amount equal to three (3) times his monthly Base Salary in effect as of the date of such termination; PROVIDED, HOWEVER, Employee shall not be entitled to his monthly Base Salary for any period with respect to which Employee has received short-term or long-term disability benefits under employee benefit plans maintained from time to time by the Company.

                  5.04 Termination following Change of Control.

                  (a) Notwithstanding anything to the contrary contained herein, should Employee at any time within twelve (12) months of the occurrence of a "change of control" (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for "cause" (following a change of control, "cause" shall be limited to the conviction of or a plea of nolo contendere to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal, or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property) or (ii) voluntary termination by Employee for "good reason" (as defined below) following a "change of control" (as defined below), then in any such event, (1) the Company shall at the election of Employee either (x) continue to pay Employee his then effective Base Salary under Section 1.01 hereof through the later of (A) the expiration of the initial term hereof or the renewal term then in effect, as the case may be, (B) that date which is twelve (12) months after the severance of employment described in this Section 5.04 or (C) the date on which the Non-Competition Period expires or (y) pay Employee, within forty-five (45) days of the severance of employment described in this Section 5.04, a lump-sum payment equal to (without discounting to present value) his then effective Base Salary under
         Section 1.01 hereof through the later of (A) the expiration of the initial term or the renewal term then in effect, as the case may be,
         (B) that date which is twelve (12) months after the severance of employment described in this Section 5.04 or (C) the date on which the Non-Competition Period expires, and (2) all outstanding stock options and other incentive awards held by Employee shall become fully vested and exercisable.

                  (b) As used in this Section 5.04, voluntary termination by Employee for "good reason" following a "change of control" shall mean
         (i) removal of Employee from the office(s) Employee holds on the date of this Agreement, (ii) a material reduction in Employee's authority or responsibility, (iii) a reduction in Employee's compensation, (iv) the Company otherwise commits a breach of this Agreement, or (v) Employee elects not to continue Employee's employment.

                  (c) As used in this Agreement, a "change of control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth & Income Trust, PLC, or TFX Equities Incorporated or any affiliate of any of the foregoing entities, is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being convened into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

                  5.05 Survival of Provisions. The covenants and provisions of Articles 5, 6, and 7 hereof shall survive any termination of this Agreement and continue for the periods indicated, regardless of how such termination may be brought about.

         3. The Agreement is hereby amended and modified to the extent necessary to give full force and effect to the terms of this Amendment, and the Agreement shall hereafter be construed and interpreted after giving full force and effect to the terms of this Amendment. As amended, modified and supplemented pursuant to this Amendment, the Company and Employee hereby ratify, confirm and restate the Agreement and agree that the Agreement shall continue in full force and effect.

         4. In the event that any one or more of the provisions contained in this Amendment shall be determined invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Amendment shall not be impaired in any way.

         5. When required or implied by the context used, defined terms used herein shall include the plural as well as the singular, and vice versa.

         6. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

         7. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument,

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        COMPANY:
                                        DEXTERITY SURGICAL, INC.


                                        By: /s/ Randall K. Boatright
                                           ------------------------------------
                                              Randall K. Boatright,
                                              Executive Vice President and
                                              Chief Financial Officer


                                        EMPLOYEE:


                                        /s/ Richard A. Woodfield
                                        ---------------------------------------
                                        RICHARD A. WOODFIELD